Exhibit 14.2

KAISER GROUP HOLDINGS, INC.

POLICIES ON SECURITIES LAW COMPLIANCE AND

TRANSACTIONS IN COMPANY SECURITIES

Adopted December 10, 2003

The following policies and procedures of Kaiser Group Holdings, Inc. (the “Company”), are intended to emphasize the importance of (i) complying with reporting requirements and other regulations of the Securities and Exchange Commission (“SEC”); (ii) not engaging in purchases or sales of the Company’s securities while in the possession of material, non-public information, commonly referred to as “insider trading;” (iii) not engaging in speculative, short-term transactions (such as short sales or options trading) in Company securities; and (iv) properly reporting to the SEC transactions in the Company’s securities.

The Company expects the strictest compliance with these policies and procedures by all personnel at every level.  Failure to observe them could result in embarrassment of the Company and, in some instances, serious legal difficulties for individual employees and perhaps the Company as well.  Violation of these policies and procedures may result in disciplinary action or termination of employment by the Company.

If you have any doubt as to your responsibilities under these policies and procedures, seek clarification and guidance from the Chief Executive Officer or counsel.  Do not try to resolve uncertainties on your own.

I.                                         Prohibition of Disclosure of Nonpublic Information Concerning The Company; Designated Spokespersons

As stated in the Company’s Corporate Code of Conduct, all nonpublic information concerning the Company is the Company’s property.  It is a violation of corporate policy for an employee, officer or director to disclose corporate information, including information concerning other businesses derived from your employment or relationship with the Company, to individuals outside of the Company except as required in the course of performance of regular corporate duties.  This prohibition applies specifically (but not exclusively) to inquiries about the Company, its clients and customers that may be made by the press, investment analysts or others in the financial community, and even shareholders.  Effective October 23, 2000, the SEC adopted rules (Regulation FD) prohibiting the disclosure of material nonpublic information by publicly held companies without simultaneous public disclosure of the information.  Even non-intentional disclosures of such information must be cured by public disclosure within 24 hours.

The Company’s policy is to comply with SEC Regulation FD and other applicable securities laws and regulations.  To that end, the only persons authorized to speak on behalf of the Company with the press, financial institutions, analysts, stockholders and similar parties are the Chief Executive Officer and the Chief Financial Officer.  All inquiries from the press, members of the financial community and investors should be immediately referred to one of these designated spokespersons.

II.                                     Prohibition Against Securities Transactions While in Possession of Material Nonpublic Information; Adoption of Trading “Windows”

It is a violation of corporate policy, and of the law, for employees, officers or directors (and members of their immediate families) to buy or sell securities while in the possession of material, nonpublic information concerning the Company.  Rule 10b5-1, adopted by the SEC effective October 23, 2000, emphasizes that, in order to be guilty of illegal “insider trading,” a person need not “use” the material, nonpublic information; it is enough that the person was aware of the information when making a purchase or sale.  This prohibition applies not only to transactions in the Company’s securities, but also to transactions in the securities of other companies that may be significant clients, customers, suppliers, competitors, adverse litigants, or other publicly-held companies with which employees become familiar in the course of their employment with the Company.  The SEC has successfully prosecuted employees of a company who bought stock in another company on the basis of information they learned through their employment.

Background information and additional guidance and procedures are set forth below:

What is “Insider Trading”?  There is no statutory definition of “insider trading”, but in general it consists of purchasing or selling securities while in the possession of information that is (i) nonpublic and (ii) “material”.  This prohibition applies not only to all employees, officers and directors but also to members of their immediate families (spouse, parents, children, and siblings) who receive material, nonpublic information from such employees, officers or directors.  It is also illegal to give “tips” to third parties.  It is possible for an employee to be charged with “insider trading” if a third party trades on the basis of nonpublic material information given to the third party by the employee, even though the employee does not personally gain from the trading.

What is “Nonpublic” Information?  In general, information is “nonpublic” until it is publicly disseminated, either through the issuance of a press release or through disclosure in the Company’s periodic filings with the SEC.  In addition, information is not considered to be publicly available immediately after its release.  As a general rule, employees should restrict their transactions in Company securities until the third full trading day following the public disclosure or announcement of material information.  Moreover, as discussed below, the Company follows stock exchange guidelines which suggest that transactions in the Company’s securities by employees, officers and directors should take place only during certain “trading windows,” when the risk of even inadvertent “insider trading” is lowest.

What is “Material” Information?  Again, there is no statutory definition of what constitutes “material” information.  In determining whether information is “material”, it is necessary to (i) consider whether there is substantial likelihood that a reasonable investor would consider the information important, i.e., as significantly altering the total mix of information available to him or her, in deciding whether to purchase or sell Company securities, and (ii) take into account, in the case of information concerning events that are uncertain, both the probability that the event will occur and the anticipated magnitude of the event if it occurs.  Information that might be “material” includes news of a potential acquisition, merger or disposition; financial information which departs from what the market would expect; significant developments in major litigation; a change in dividend policy; developments concerning significant potential environmental liabilities; or obtaining or losing a major contract.  We emphasize that this list is merely illustrative, and that material information may be either positive or negative.  It is also important to remember that whether a particular event is “material” will always be viewed with the benefit of “20-20 hindsight.”

What are the Penalties?  The Insider Trading and Securities Fraud and Enforcement Act of 1988 prescribes heavy penalties for insider trading violations, including (i) civil penalties of $1,000,000 or three times the profit or loss avoided as a result of the insider trading, whichever is greater, and (ii) criminal penalties with jail sentences of up to ten years.  Liability may extend not only to violators, but to the Company and others as well.  The SEC and Department of Justice have been vigorous in their prosecution of insider trading.

“Trading Windows”.  Stock exchange guidelines suggest that the “insider trading” risks associated with transactions in the Company’s securities are lowest during the period following the release to the public by means of a press release, and publication of quarterly and annual earnings data.  A rule of thumb commonly used is for the “trading window” to last for two weeks commencing on the third full trading day following the issuance of the earnings release.  The Company has adopted a policy of prohibiting directors and officers from trading in Company securities except during these trading windows.  Even during these “trading windows,” if a director or employee has in his or her possession material, nonpublic information, he or she may not engage in purchases or sales of the Company’s securities until the information is disclosed.  Even during the “trading windows,” directors, officers and certain key employees are subject to the additional restrictions set forth below.

The rules adopted by the SEC in October 2000 recognize that directors and officers may avoid insider trading liability if purchases or sales are made – even outside the permitted trading windows – pursuant to a pre-arranged trading plan.  Directors and officers who wish to establish such a trading plan should consult first with the Company’s Chief Executive Officer and counsel.

Additional Restrictions on Directors, Officers and Key Employees.  The Company’s directors, executive officers, and other key employees (who, because of the nature of their responsibilities, are more likely than others to be aware of nonpublic information concerning the Company that might be material), and members of their immediate families shall not engage in transactions in the Company’s securities without prior consultation with the Company’s Chief Executive Officer.  Such consultation shall include a review of the restrictions on insider trading, and the provisions of Section 16(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and SEC Rule 144, discussed below, applicable to directors and certain officers.  If any director, officer or key employee discovers that one or more of his or her immediate family members has transacted in the Company’s securities, such director, officer or key employee shall promptly inform the Company’s Chief Executive Officer of such trading.

III.           Prohibition Against “Trading” In Company Securities

The Company believes that it is inappropriate for Company personnel to engage in short-term or speculative transactions involving the Company’s securities that may give rise to even an appearance of impropriety.  All transactions in the Company’s securities by employees should be made for investment purposes, and not with a view to a quick profit on a sale.  Therefore, it is the Company’s policy that employees, officers and directors should not engage in “short sales” (i.e., sales of securities not owned) or “sales against the box” (i.e., sales of shares owned but not delivered against the sale) in transactions involving the Company’s securities.  For the same reasons, it is Company policy that no employee, officer or director should purchase, sell or otherwise trade in, “put” or “call” options based on Company securities.

As discussed below, Section 16(b) of the Exchange Act in effect prohibits directors and certain officers from selling Company securities within six months of their purchase, and the foregoing policy is consistent with this rule.  In addition to the Company’s general policy against “short sales,” Section 16(c) of the Exchange Act prohibits directors and officers from making “short sales” of any “equity security” of the Company.  Directors and officers may not sell securities of the Company that they do not own at the time or, if owned, are not delivered within 20 days after the sale.

IV.                                Accelerated Transaction Reporting Requirements Under Section 16 Of The Exchange Act

Reporting Requirements – Overview.  Section 16(a) of the Exchange Act requires each director and executive officer of the Company to file reports with the SEC setting forth the number of shares of Company “equity securities” (including common stock, preferred stock and other convertible securities, and including derivative securities such as stock options, stock appreciation rights and phantom stock) of which he or she is the “beneficial” owner, and changes in such ownership.  Under the Sarbanes-Oxley Act of 2002, the deadlines for filing reports under Section 16 of the Exchange Act were significantly shortened.  Under prior law, directors and executive officers who engaged in transactions in the Company’s securities normally did not need to file a Form 4 with the SEC until ten days after the end of the month in which the transaction took place.  Now, a Form 4 must be filed with the SEC within two business days after the day on which the transaction takes place.

Reportable Transactions.  Directors and executive officers are required to report any changes in their ownership of Company securities, including transactions effected for their own accounts as well as transactions effected for accounts under employee benefit plans and transactions by family members that are attributed to directors and executive officers.  These procedures apply to any transactions effected by a director or executive officer, by any broker or plan administrator effecting transactions in Company securities for the account of a director or executive officer, and by family members or trusts that hold, purchase or sell Company securities that is attributed to directors and executive officers under the SEC’s “beneficial ownership” rules.  Directors and executive officers should insure that their immediate family members are aware of these rules.  Questions concerning “beneficial ownership” should be referred to the Chief Executive Officer or counsel.

As described below, virtually all transactions in Company securities must be reported within two business days on Form 4.  There are a few exceptions to the reporting requirements that remain.  These include:

•                                          Purchases by payroll deductions under 401(k) plans and transactions under Section 423 employee stock purchase plans;

•                                          Forfeiture or expiration of stock options or restricted stock;

•                                          Stock splits, stock dividends and distributions of stock purchase rights;

•                                          Transfers pursuant to divorce decrees and domestic relations orders;

•                                          Transactions following termination of insider status, if the insider has not effected a matchable transaction during the previous six months while still an insider; and

•                                          Transactions effected in a fiduciary capacity as a guardian, executor or receiver, during the twelve months following the insider’s appointment to such position.

However, these exemptions are limited, highly technical and subject to change.  All directors and executive officers are urged to discuss with the Chief Executive Officer or counsel transactions that may be exempt as described above.  The obligation to report changes in beneficial ownership on Form 4 may continue for six months after an individual ceases to be a director or officer.

Initial Reports – Form 3.  Initial reports by new directors and executive officers are filed on SEC Form 3.  These forms must be filed within 10 calendar days after becoming a director or executive officer.

Transaction Reports – Form 4.  Subsequent reports of changes in ownership (including changes resulting from option exercises) are generally filed on SEC Form 4.  Form 4 must be filed even if, as a result of balancing purchases, sales and option exercises, there has been no net change in holdings.  Transactions that are subject to the new two business day reporting requirement include the following:

•                                          Stock option exercises;

•                                          Grants of stock options, restricted stock and other equity interests under option or compensation plans, including repricings;

•                                          Open market purchases and sales of Company securities;

•                                          Transactions in Company securities with the Company itself; and

•                                          Participant-directed transactions under employee benefit plans, such as 401(k) plans or SERPs, involving movement of funds into or out of Company securities.

The rules adopted under the Sarbanes-Oxley Act provided limited relief from the two business day Form 4 deadline for the following transactions, by keying on the date notice of the transaction is given to the reporting person rather than the transaction execution date:

•                                          Transactions pursuant to arrangements to satisfy the affirmative defense conditions of Rule 10b5-1(c), where the reporting person does not select the date of execution; and

•                                          Discretionary transactions (i.e., participant-directed transactions) pursuant to employee benefit plans where the reporting person does not select the date of execution.

The transaction date for these two types of transactions is the date the plan administrator notifies the reporting person of the date of execution, but not later than three business days after the execution date.  The deadline for delayed reporting is no more than five business days, which consist of the maximum three business day notice period plus the two business day reporting period.

Annual Reports  – Form 5.  With the changes under the Sarbanes-Oxley Act, the use of SEC Form 5, utilized for annual reporting of certain types of transactions, is limited, essentially to acquisitions or dispositions of shares through gift or inheritance as well as transactions under qualifying dividend reinvestment plans sponsored by brokers.  Form 5 continues to be due within 45 days after the end of the Company’s fiscal year.

Proxy Statement Disclosure of Delinquent Reports. You should be aware that the Company will continue to be required to report each late or delinquent Section 16 filing in a separate section of its proxy statement.  Moreover, the SEC will have authority to bring enforcement actions against executive officers and directors who do not file reports under Section 16 on a timely basis.

Company Assistance. Although reporting persons are personally responsible for complying with the Section 16 reporting rules, the Company will continue to assist directors and executive officers with their filings.

To ensure compliance with the Section 16(a) reporting requirements, which can be quite complex, Sandra D. Narbesky assists with the preparation of Forms 3, 4 and 5 and the timing filing of such forms with the SEC.   Given the new two business day deadline for filing, it is essential that all directors and executive officers who effect transactions in the Company securities report such transactions immediately to Sandra Narbesky so the necessary filings can be made.  These filings are now required to be made electronically.

Furthermore, in order to make it easier for the Company to assist you in complying with the new Section 16 reporting requirements, attached to these policies is a form of “Limited Power of Attorney for Section 16 Reporting Obligations.”  This limited power of attorney would authorize the Company to make filings on your behalf as required under Section 16.  We recommend that you sign the limited power of attorney and return it to Sandra Narbesky as soon as possible.

In addition, the Sarbanes-Oxley Act requires companies to make Section 16(a) reports available on their website.  The Company currently does not have a website so it is not subject to this requirement. However, if the Company develops a website in the future, we will need to comply with these website posting requirements for all Section 16(a) reports.

V.                                    Recovery Of “Short Swing” Profits Under Section 16 Of The Exchange Act And Restrictions On Sales By Directors And Executive Officers

Recovery of Short-Swing Profits.  Under Section 16(b) of the Exchange Act, any profits realized by a director or officer from any non-exempt purchase and sale, or any non-exempt sale and purchase, of any equity security of the Company within a period of less than six months are required to be paid to the Company.  The terms “purchase” and “sale” are construed broadly for purposes of Section 16(b) and under some circumstances may include innocent transactions such as gifts, as well as transactions by members of the immediate families and households of directors and officers.  Where there are multiple short-swing transactions, sales and purchases are matched to give the greatest possible recovery.  Although most transactions between a director or officer and the Company, such as option grants and exercises and 401(k) Plan purchases, are exempt from short-swing profit recovery, each case must be examined carefully to ensure that it falls within an appropriate exemption.  Directors and officers should consult with the Chief Executive Officer or counsel prior to engaging in any transaction in Company securities to determine if an exemption from Section 16(b) short-swing profit liability is available.  If the Company does not attempt to make a recovery of prohibited short-swing profits, any stockholder of the Company may bring suit on the Company’s behalf, and there are a number of lawyers who regularly monitor filings under Section 16(a) to detect potential short-swing profit violations.

Sales of Company Securities by “Affiliates” - SEC Rule 144.  Any sales or other dispositions of Company securities by persons who are “affiliates” of the Company must be made pursuant to a registration statement filed with the SEC or in a manner consistent with an exemption such as that provided under SEC Rule 144.  “Affiliates” are defined as persons controlling, controlled by or under common control with the Company, and “control” is defined as the possession of the power to direct or cause the direction of the Company’s management and policies.  The Company believes that all directors and executive officers should consider themselves “affiliates” of the Company for this purpose and comply with the restrictions of Rule 144 when selling Company securities.  Accordingly, all directors and executive officers should seek guidance from the Chief Executive Officer or counsel in connection with sales or other dispositions of Company securities.

KAISER GROUP HOLDINGS, INC.

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints James J. Maiwurm, Sandra D. Narbesky, and John T. Grigsby, Jr., each acting individually, as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)           prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Kaiser Group Holdings, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission, any national securities exchanges or automated trading systems, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)           seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)           perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)           this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)           any documents prepared and/or executed by either such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)           neither the Company nor either of such attorneys-in-fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)           this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

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The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this              day of                                                      , 200    .

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